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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


         As independent public accountants, we hereby consent to the incorporation by reference of our report on Waste Management, Inc.'s consolidated financial statements for the year ended December 31, 1998 dated February 25, 1999 (except with respect to the matters discussed in Notes 20 and 21 as to which the date is September 16, 1999) included in Waste Management, Inc.'s Current Report on Form 8-K dated September 16, 1999 in this Registration Statement on Form S-4 and related Prospectus of Waste Management, Inc. and to all references to our Firm included in or incorporated by reference in this Registration Statement.

         During the quarter ended September 30, 1999, the Company conducted a review of its accounting records, systems, processes and controls. Based on that review, the Company, after consultation with us, has concluded that its internal controls for the preparation of interim financial information did not provide us an adequate basis to complete reviews of the quarterly data for the quarters in the nine-month period ended September 30, 1999. We have advised the Company that our report on the December 31, 1999 financial statements will include the following paragraph:

         "The selected quarterly financial data included in the Company's financial statements contain information that we did not audit, and accordingly, we do not express an opinion on that data. We attempted, but were unable, to review that quarterly data for the interim periods within 1999 in accordance with standards established by the American Institute of Certified Public Accountants because we believe that the Company's internal controls for the preparation of interim financial information did not provide an adequate basis to enable us to complete such a review."




/s/ ARTHUR ANDERSEN LLP


Houston, Texas

December 17, 1999